                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors and Stockholders
MicroStrategy Incorporated;

          We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 2, 2001, except as to Note 19 which is as of March 20, 2001, relating to the financial statements and the financial statement schedule, which appears in MicroStrategy Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

McLean, Virginia

April 2, 2001